EXHIBIT 21
                          COMPAQ COMPUTER CORPORATION
                                 SUBSIDIARIES


                                                 Jurisdiction
Name                                                  of
                                                 incorporation

Compaq Computer Australia Pty. Ltd.              Australia
Compaq Computer Gesellschaft m.b.H.              Austria
Compaq Computer N.V./S.A.                        Belgium
Compaq Computer Comercio e Representacoes Ltda.  Brazil
Compaq Canada Incorporated/Incorporee (d/b/a     Canada
Compaq Canada, Inc.)
Compaq Computer de Colombia S.A.                 Colombia
Compaq Latin America Corp.                       Delaware
Compaq Computer International Corporation        Delaware
Compaq Computer A/S                              Denmark
Compaq Computer Oy                               Finland
Compaq Computer S.A.R.L.                         France
Compaq Computer GmbH                             Germany
Compaq Finance Corporation, Ltd.                 Grand Cayman Islands, B.W.I.
Compaq Computer Hong Kong Limited                Hong Kong
Compaq Computer KFT                              Hungary
Compaq Computer S.p.A.                           Italy
Compaq Kabushiki Kaisha                          Japan
Compaq Computer (Malaysia) SDN.BHD.              Malaysia
Compaq Computer de Mexico, S.A. de C.V.          Mexico
Compaq Computer B.V.                             Netherlands
Compaq Holdings B.V. (Dutch Subsidiary of        Netherlands
 Compaq Holdings, Pte. Ltd.)
Compaq Computer New Zealand Limited              New Zealand
Compaq Computer Norway A.S.                      Norway
Compaq Computer Portugal LDA                     Portugal
Compaq Computer Asia Pte. Ltd.                   Singapore
Compaq Asia Pte. Limited                         Singapore
Compaq Holdings Pte. Ltd.                        Singapore
Compaq Computer Asia/Pacific Pte. Ltd.           Singapore
Compaq Ventures Pte. Ltd.                        Singapore
Compaq Computer S.A.                             Spain
Compaq Computer AB                               Sweden
Compaq Computer AG                               Switzerland
Compaq International Corporation                 Texas
Compaq Computer (Thailand) Ltd.                  Thailand
Compaq Computer Manufacturing Limited            United Kingdom
Compaq Computer Limited                          United Kingdom
Compaq Computer Group Limited                    United Kingdom
Compaq Foreign Sales Corporation                 U.S. Virgin Islands
Compaq Computer de Venezuela, S.A.               Venezuela